United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2018

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Item 1.01 and 8.01 Entry into a Material Definitive Agreement/Other Events

On April 11, 2018, Farmers and Merchants Trust Company of Chambersburg ("F&M Trust"), the wholly-owned commercial bank subsidiary of Franklin Financial Services Corporation (the "Registrant"), entered into a Settlement Agreement and Release dated as of March 28, 2018 (the "Class Settlement Agreement") with the named plaintiffs in the Kalen, et. al., v. Farmers and Merchants Trust Company of Chambersburg, et. al. (Case No. 2:15-CV-01435 WB) case filed in United States District Court for the Eastern District of Pennsylvania and described in our current reports on Form 8-K filed July 29, 2016, July 28, 2017, November 3, 2017 and January 2, 2018.

Also on April 11, 2018, the named plaintiffs filed with the court a motion for preliminary approval of the Class Settlement Agreement.  On April 12, 2018, the court entered an order setting a hearing on the motion for preliminary approval on May 4, 2018.

The Kalan case was brought by the named plaintiffs as a putative class action on behalf of certain employee health and welfare benefit plans whose assets are held by trusts known as the Regional Employers Assurance League Voluntary Employee’s Beneficiary Association and the Single Employer Welfare Benefit Plan, and the participants and beneficiaries of those plans.  The named plaintiffs alleged that Community Trust Company, which F&M Trust acquired by merger in 2008, and F&M Trust, after the merger, served as trustee of the trusts and failed to perform its fiduciary duties in accordance with the prudent man standard of care, knowingly participated in and facilitated misconduct by its co-fiduciaries, and failed to take reasonable steps to prevent or remedy any fiduciary breaches of its co-fiduciaries. F&M Trust denies any and all wrongdoing and liability and has vigorously defended against the named plaintiffs’ claims.

In connection with the Class Settlement Agreement, F&M Trust also entered into on April 11, 2018 a second Settlement Agreement and Release with certain of the other remaining defendants in the case – Lawrence Koresko, Koresko Financial, LP (incorrectly identified in court documents as Koresko Financial, LLP) and Freedom Brokers, LLC (collectively, the “LK Defendants”), and a third Settlement Agreement and Release with David I. Lefkowitz, Esquire, on behalf of himself and the Palisades Law Group, P.C. and the Palisades Law Group Health and Welfare Benefit Plan (collectively, the “Lefkowitz Parties”).

The three Settlement Agreements were entered into by the parties to make definitive the terms and conditions of settlement set forth in the Class Action Settlement Term Sheet entered into by the parties on December 29, 2017, described in our current report on Form 8-K filed January 2, 2018, following a mediation of the case held pursuant to a Stipulation for Selection of Mediator submitted jointly by the parties and approved by the court, described in our current report on Form 8-K filed November 3, 2017.

The Class Settlement Agreement provides for F&M Trust to make a settlement payment of $10,000,000 in full and final settlement of all claims that the named plaintiffs and members of the Settlement Class have brought or could have brought against F&M Trust.  The settlement payment is to be made within ten (10) business days following the court’s issuance of an order preliminarily approving the Class Settlement Agreement.  The Class Settlement Agreement further provides for a general release of claims by the named plaintiffs and the members of the Settlement Class against F&M Trust and a general release of claims by F&M Trust against the named plaintiffs and the members of the Settlement Class.

The Settlement Agreement with the LK Defendants provides for a general release of claims by F&M Trust against the LK Defendants and a general release of claims by the LK Defendants of F&M Trust.  The Settlement Agreement with the LK Defendants further provides for a general release of claims by the named plaintiffs of the LK Defendants and a general release of claims by the LK Defendants of the named plaintiffs.  The Settlement Agreement with the LK Defendants also provides for the dismissal of the named plaintiffs’ claims against the LK Defendants, the dismissal of F&M Trust’s cross claims against the LK Defendants and the dismissal of the LK Defendants’ cross claims against F&M Trust.

Because Mr. Lefkowitz is representing the named plaintiffs as co-counsel in the case, the Lefkowitz Parties, who otherwise would be members of the Settlement Class, are being excluded from the Settlement Class as a condition of the settlement.  Consequently, the Settlement Agreement with the Lefkowitz Parties separately provides for a general release of claims by the Lefkowitz Parties against F&M Trust and provides for a general release of claims by F&M Trust against the Lefkowitz Parties.

The general releases set forth in the Settlement Agreements with the LK Defendants and the Lefkowitz Parties are contingent upon the court’s final approval of the Class Settlement Agreement.

All three Settlement Agreements provide that nothing contained in the Settlement Agreements is to be construed or deemed as evidence of or an admission of liability by any of the parties thereto, nor shall it be admissible or offered into evidence in any action or proceeding.

The Class Settlement Agreement requires the named plaintiffs to file with the court a motion for preliminary approval of the Class Settlement Agreement, which the named plaintiffs did on April 11, 2018.  In the named plaintiffs’ motion, the named plaintiffs request, among other things, that the court enter an order:

a.	Preliminarily approving the Class Settlement Agreement;
b.	Preliminarily approving the Settlement Class as a mandatory class;
c.	Authorizing counsel to the named plaintiffs to disseminate notice of settlement to the Settlement Class;
d.	Establishing a procedure for members of the Settlement Class to object and, only if a non-mandatory Settlement Class is certified, opt-out of the Settlement Class; and
e.	Scheduling a hearing for final approval of the settlement.

The Class Settlement Agreement provides that either F&M Trust or the named plaintiffs may terminate the Class Settlement Agreement by written notice to counsel for the other party and the court within ten (10) days after any of the following occurs:

a.	The court rejects the motion for preliminary approval of the Class Settlement Agreement or seeks to modify any of its terms;
b.	The court rejects the motion for final approval of the Class Settlement Agreement or seeks to modify any of its terms.
c.	The court enters an order that imposes on F&M Trust any additional financial obligations or other material obligations not contemplated by the Class Settlement Agreement;
d.	An appellate court overturns or modifies any order or judgment of the court granting preliminary or final approval of the Class Settlement Agreement; or
e.

Any court issues a decision or order affecting in whole or in part the definition of the Settlement Class, the settlement payment, the general releases or other material terms and conditions of the Class Settlement Agreement.

In addition, F&M Trust may terminate the Class Settlement Agreement by providing written notice to counsel for the named plaintiffs and the court if the court does not certify the Settlement Class as a mandatory class and any member of the Settlement Class timely requests exclusion from the Settlement Class.

As reported in our current report on Form 8-K filed January 2, 2018 and in our annual report on form 10-K filed March 12, 2018, we recognized the settlement payment as an expense in the fourth quarter of 2017.  We expect to fund the settlement payment out of available resources.

The descriptions of the Settlement Agreements in this report do not purport to be complete and are qualified in their entirety by reference to the complete text of the Settlement Agreements, which are incorporated by reference.  A copy of the Class Settlement Agreement is attached to this report as Exhibit 10.1; a copy of the Settlement Agreement with the LK Defendants is attached to this report as Exhibit 10.2; and, a copy of the Settlement Agreement with the Lefkowitz Parties is attached to this report as Exhibit 10.3.

Forward Looking Statements

Certain statements in this current report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict and often beyond the Corporation's control.  You should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties more fully discussed under Part I, Items 1A and 3, “Risk Factors" and "Legal Proceedings," of the Corporation's annual report on Form 10-K for the year ended December 31, 2017 and in any of the Corporation's subsequent filings with the Securities and Exchange Commission.  Forward-looking statements speak as of the date made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry.

Timothy G. Henry, President and Chief Executive Officer

Dated:  April 13, 2018

EXHIBIT INDEX

Exhibit No.

10.1Class Settlement Agreement

10.2Settlement Agreement with the LK Defendants

10.3Settlement Agreement with the Lefkowitz Parties